UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 2, 2007, ArvinMeritor, Inc. (“ArvinMeritor”) entered into Amendment No. 2 to Credit Agreement, among ArvinMeritor, ArvinMeritor Finance Ireland (“AFI”), the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent. The amendment relates to the Credit Agreement, dated as of June 23, 2006, by and among ArvinMeritor, AFI, the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Citicorp North America, Inc. and UBS Securities LLC, as Syndication Agents, ABN AMRO Bank N.V., BNP Paribas and Lehman Commercial Paper Inc., as Documentation Agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets, as Joint Lead Arrangers and Joint Book Runners (the “Credit Agreement”). The primary purposes of the amendment are to amend (a) the covenants in the Credit Agreement with respect to maintenance by ArvinMeritor of specified fixed charge and debt coverage ratios, and (b) the pricing schedule that sets forth margins over published rates of interest that are applicable to outstanding borrowings under the Credit Agreement. The amendment is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On October 3, 2007, representatives of ArvinMeritor made a presentation to participants in the Deutsche Bank Leveraged Finance Conference (which was available to the public by webcast). The presentation is furnished as Exhibit 99a to this Form 8-K. Also on October 3, 2007, ArvinMeritor issued a press release, which is furnished as Exhibit 99b to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10 -	Amendment No. 2 to Credit Agreement, dated as of October 2, 2007,

among ArvinMeritor, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent

99a -	Presentation made at Deutsche Bank Leveraged Finance Conference on
October 3, 2007

99b -	Press Release of ArvinMeritor, Inc., dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC By: /s/ Vernon G. Baker, II Vernon G. Baker, II Senior Vice President and General Counsel

Date: October 3, 2007

EXHIBIT INDEX

Exhibit No.	Description

10	Amendment No. 2 to Credit Agreement, dated as of October 2, 2007,

among ArvinMeritor, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent

99a	Presentation made at Deutsche Bank Leveraged Finance Conference on October 3, 2007

99b	Press release of ArvinMeritor, Inc., dated October 3, 2007